Exhibit 6.1

[***]

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED

AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN

EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND

(II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Consignment Agreement

May 2, 2022

To/Consignee:	[***]

From/Consignor:	Masterworks Gallery, LLC acting as agent on behalf of Masterworks Cayman SPC, on behalf of its 010 Segregated Portfolio LLC (“Masterworks” or “Consignor”)
225 Liberty Street, 29th Floor
New York, New York 10281

Consignment Period:	Upon full execution of the Consignment Agreement through July 22, 2022

Artwork:

Gilliam, Sam

[***]

PAINTING

No. [***]

Alt # [***]

[***]

Consignment Agreement

Masterworks Gallery

May 2022

Terms:

Selling price and Payment: An offering price of $[***] to potential purchasers (“Floor Price”). A buyer may be offered extended payment terms of up to sixty (60) days from the date of execution of a written purchase agreement. Payment to Masterworks will occur within five (5) business days of [***] receipt of the full purchase price.

Minimum Net Proceeds due to Consignor: US $[***]

Commission and Profit Share: [***] shall be entitled to retain a commission equal to the Floor Price minus the Minimum Net Proceeds due to Consignor. In the event that the purchase price paid by a buyer is equal to, or exceeds, the Floor Price, Consignor shall receive [***] of any such overage, and [***] shall entitled to retain for [***] of any such overage (collectively, the “Profit Share”). Consignor reserves the right to request the full amount of any purchase price, as well as a redacted copy of any bill of sale or purchase agreement solely for purposes of confirming the purchase price with any other information, including information identifying the buyer and any other terms of the sale, redacted.

Exclusivity: [***] has the exclusive world-wide right to offer the Artwork for sale during the Consignment Period and is authorized to transfer title and execute and deliver documentation required upon sale, including a bill of sale for the Artwork. The Artwork will be a part of [***].

Transfer of Title: [***] agrees that it will not release the Artwork to any buyer unless and until it has received payment in full for the Artwork. Title to the Artwork will transfer to a buyer upon Masterworks’ receipt of the full amount of the net proceeds, plus any Profit Share.

Expenses/Shipping: [***] shall be responsible for all expenses related to selling the Artwork including costs for packing, crating, customs, import and export duties, and shipping the Artwork from its current location to [***], as well as all costs associated with shipping the Artwork back to the original collection location (or Agent’s account at its Delaware art storage facility) if it remains unsold at the end of the Consignment Period. The parties will mutually determine the return location at least five (5) business days before the end of the Consignment Period.

Expenses/Insurance: [***] shall be responsible for an all-risks, wall-to-wall Fine Art insurance coverage for the Artwork (and related expenses) up to the amount of the Floor Price, including static risks and transit worldwide, full terrorism, and protection against governmental intervention and seizure. All policies must be primary and non-contributory. If shipment is not arranged by [***], coverage shall commence upon safe receipt and inspection of the Artwork by [***]. Risk of loss for the Artwork shall transfer to [***] on the earliest of: (i) collection by shippers arranged by [***]; or (ii) receipt and inspection of the Artwork if shipment is arranged by Masterworks. [***] will provide Consignor with a certificate of insurance evidencing such insurance coverage naming Masterworks as an additional insured and loss payee prior to transfer of risk of loss.

Consignor’s Representations and Warranties: (a) The Consignor represents and warrants that: (i) it is now, and will be at the time of any sale, is acting as the agent of the owner of the Artwork and has full legal authority to enter into this Agreement, (ii) it holds good, valuable and marketable title to the Artwork: (iii) the Artwork is free of any liens or claims of others and will remain so at the time of any sale, (iv) to the best of Consignor’s knowledge, the Artwork is authentic, that is, the Artwork was created by the artist indicated on this Agreement, and (v) where the Artwork has been imported into the United States, Consignor represents and warrants that to the best of Consignor’s knowledge, the Artwork has been lawfully imported into the United States and lawfully exported as required by the laws and regulations of any country in which it was formerly located.

(b) The benefits of the representations, warranties, covenants and indemnities contained in this Agreement shall survive completion of the transaction contemplated by this Agreement, including without limitation transfer of the Artwork to the buyer. Notwithstanding anything to the contrary herein, Consignor’s representation, warranty and indemnification relating to the authenticity of the Artwork shall extend to the buyer of record, and to no other party, for a period of four (4) years from the date that Masterworks receives the full amount of the net proceeds, plus any Profit Share.

(c) For the avoidance of doubt, the parties acknowledge that Masterworks’ standard business practices in the securitizations of artworks through a segregated portfolio of Masterworks Cayman SPC, as a single artwork owned by an individual Delaware LLC shall not, in any way, invalidate or negate any of the representations warranties guarantees, or obligations under this Agreement.

[***]

Consignment Agreement

Masterworks Gallery

May 2022

[***] Representations and Warranties. [***] represents and warrants that in accordance with applicable laws and regulations intended to prevent money laundering or terrorist financing existing in the United States as well as the jurisdiction where the sale of the Artwork is transacted, it shall carry out necessary “know your customer” identification and verification checks on any buyer (including any party that would be considered the ultimate beneficial owner of any buyer of the Artwork). [***] further represents that, other than with regard to clear title and authenticity, [***] will not make any representation or warranty on behalf of the Consignor to a potential purchaser with respect to merchantability, fitness for a particular purpose, the physical condition, size, quality, rarity, importance, provenance, restoration, exhibitions, literature, or historical relevance of the Artwork, and that no statement in any agreement with a potential purchaser, whether oral or written, will be deemed such a representation or warranty by Consignor.

Photography: The Consignor agrees that, subject to the rights of the copyright holder, [***] may photograph and reproduce images of the Artwork as related to the marketing and sale of the Artwork.

Reproduction and Marketing via Online Channels: The Consignor explicitly agrees to the reproduction of the Artwork in curated online exhibitions, exclusive features, press outreach, and/or social media campaigns. Should [***] prepare any such material concerning the marketing or sale of the Artwork, [***] shall provide copies of all such material to Masterworks in digital and print format.

Modifications: The terms of this Agreement may be changed only by mutual consent of the parties in writing (which shall include e-mail).

Mutual Indemnification: The parties shall indemnify and hold harmless each other, including their respective officers, directors, agents, employees, and representatives, from and against any and all claims, actions, losses, liabilities, damages and expenses (including reasonable legal fees and expenses) relating to any breach by a party of any obligation, covenant, representation or warranty contained in this Agreement.

Choice of Law: Without regard to the location of the Artwork at the the time of sale, this Agreement shall be governed by the laws of the State of New York, exclusive of New York’s choice of law provisions. In the event of a dispute, the parties’ consent to the exclusive jurisdiction of New York state or federal courts.

Termination: Other than for a material breach of this Agreement by the [***], Consignor will not cancel this Agreement prior to the end of the Consignment Period.

Confidentiality: The terms of this Agreement are confidential, and the Consignor may not disclose them except as may be required to complete the transaction contemplated herein, as required by law or regulations, as part of Masterworks’ standard business practices in the securitization of artworks, or in order to enforce the terms. During the Consignment Period, Consignor agrees that it will not authorize any other person to sell the Artwork on its behalf or take any steps to market the Artwork. If, during such period, Consignor receives any approach or offer which could lead to a sale of the Artwork, Consignor will refer the person making such approach or offer to the [***] as Consignor’s agent to conduct the negotiations.

Entire Agreement: This Agreement represents the entire agreement between the parties and supersedes any-and-all other prior agreements, both written and oral. In the event of any conflict between this Agreement and any sale terms or agreement with the buyer, the terms of this Agreement will govern.

Counterparts: This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one-and-the-same instrument. Signatures sent by facsimile transmission or scanned and sent by e-mail in PDF format are valid and binding and will be deemed originals for all purposes.

[***]

Consignment Agreement

Masterworks Gallery

May 2022

Please sign and return a copy of this Agreement via e-mail.

Upon receipt, a countersigned copy will be returned to you for your files. Thank you in advance.

Conditions Agreed:

Accepted by:
	Evan Beard, Head of Private Sales	Date
Masterworks Gallery LLC

Presented by:
	[***]	Date

[***]